FOR IMMEDIATE RELEASE
January 30, 2017

Investor Contact: Martie Edmunds Zakas
Sr. Vice President – Strategy, Corporate Development & Communications
770-206-4237
Hmzakas@muellerwp.comU

Media Contact: John Pensec
Sr. Director - Corporate Communications & Public Affairs
770-206-4240
Hjpensec@muellerwp.comU

Mueller Water Products to Acquire Singer Valve

Acquisition Strengthens Mueller’s Pressure Management Capabilities

ATLANTA (January 30, 2017) – Mueller Water Products, Inc. (NYSE: MWA) today announced that it has signed a definitive agreement to acquire Singer Valve, a manufacturer of automatic control valves, for C$34 million in cash.
Singer Valve designs and manufactures automatic control valves, offering engineered products for pressure management within water works.  It also manufactures similar valves used in industrial, commercial and fire protection applications. The Company was founded in 1957 and is headquartered in Surrey, British Columbia, with manufacturing operations in Surrey; Charlotte, North Carolina; and Taicang, China. Singer had net sales of approximately C$20 million in 2016.
The transaction is subject to customary closing conditions and is expected to close during Mueller’s fiscal second quarter of 2017.

Once the transaction has closed, Singer Valve will become part of Mueller Water Products’ Mueller Co. operating segment. Mueller Co.’s products enable utilities to regulate the flow of water as it is transmitted from the source to customers, and its valves or hydrants are specified in the 100 largest metropolitan areas in the United States. This specification position, coupled with Mueller Co.’s extensive North American distribution network, is a key part of the growth strategy for Singer Valve.

This acquisition further positions Mueller Water Products to provide product offerings for pressure monitoring, pressure management and non-revenue water remediation with a combination of automatic control valves, pipe condition assessment and leak detection.

“We are focused on providing innovative products that help water utilities operate as efficiently as possible and enable them to continue delivering safe, clean drinking water to their customers,” said Greg Rogowski, president of Mueller Co.  “The addition of Singer Valve broadens our portfolio of products and enhances the value we offer our customers, especially in the areas of managing pressure and extending the life of water assets.”

“We appreciate Mueller’s commitment to research and development, as well as its reputation for quality and service, which have enabled it to become the leading brand in water infrastructure in North America,” said Andrew Taylor, president of Singer Valve. “We believe Mueller and Singer share similar cultures and values, as well as a dedication to helping municipalities effectively address aging water infrastructure while enhancing operational efficiencies.”

Forward-Looking Statements
This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments.  Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions, the failure to satisfy any conditions to our acquisition of Singer Valve, the failure to complete our acquisition of Singer Valve in a timely manner (or at all) for any reason, the failure to realize any of the anticipated benefits of our acquisition of Singer Valve within the time period currently expected (or at all) for any reason (including as a result of actions taken by the United States or foreign governments or regulatory authorities concerning the manufacturing and import of goods from other jurisdictions), the risk that the integration of Singer Valve’s operations into our own will be materially delayed or will be more costly or difficult than expected, the effect of the announcement of the acquisition on our business or the business of Singer Valve, diversion of management’s attention from our ongoing business operations and opportunities, and the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  Undue reliance should not be placed on any forward-looking statements.  We do not have any intent to update forward-looking statements, except as required by law.
About Mueller Water Products

Mueller Water Products, Inc. (NYSE:MWA) is a leading manufacturer and marketer of products and services used in the transmission, distribution and measurement of water in North America. Our broad product and service portfolio includes engineered valves, fire hydrants, metering products and systems, leak detection and pipe condition assessment. We help municipalities increase operational efficiencies, improve customer service and prioritize capital spending, demonstrating why Mueller Water Products is Where Intelligence Meets Infrastructure®. Visit us at www.muellerwaterproducts.com

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